Exhibit 10.13

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of May 15, 2007, by and between BRAM GOLDSMITH (“Goldsmith”), on the one hand, and CITY NATIONAL CORPORATION, a Delaware corporation (“CNC”) and CITY NATIONAL BANK, a national banking association (“CNB”), on the other hand.

WHEREAS, the parties have entered into that certain Employment Agreement, dated as of May 15, 2003, as amended by that certain Amendment to Employment Agreement, dated as of May 15, 2005 (as amended, the “Agreement”);

WHEREAS, the initial term of the Agreement commenced on May 15, 2003 and terminated on May 14, 2005, which term was extended for an additional two years to May 14, 2007 pursuant to the Amendment to Employment Agreement;

WHEREAS, the parties wish to amend the Agreement to extend the term for an additional one year until May 14, 2008 and the Board of Directors of CNB and CNC have approved the extension of the term of the Agreement for an additional one year on the same terms and conditions as in effect currently;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Existing Agreement.

2.             Section 3 of the Existing Agreement is hereby amended by substituting for the words “commence on May 15, 2003 and terminate four (4) years thereafter” the words “commence on May 15, 2003 and terminate five (5) years thereafter.”

3.             Section 5 of the Existing Agreement is hereby amended by deleting the first sentence of Section 4 and substituting the following sentence in its place:

“For the fiscal year 2007, Goldsmith shall be eligible for an annual incentive bonus based upon company and individual performance in an amount not to exceed $150,000, and the total amount paid to Mr. Goldsmith pursuant to paragraphs 4 and 5 of this Agreement shall not exceed $500,000.”

4.             Except as amended hereby, the Existing Agreement shall remain in full force and effect.

5.             This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date first written above.

/s/ Bram Goldsmith
Bram Goldsmith

CITY NATIONAL CORPORATION		CITY NATIONAL BANK

By:	/s/ Christopher Carey	By:	/s/ Christopher Carey
Name:	Christopher J. Carey	Name:	Christopher J. Carey
Title:	EVP & CFO	Title:	EVP & CFO